Exhibit 23.1




                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of TECO Energy, Inc. on Form S-3 of our report dated Jan. 15, 1997, on our audits of the consolidated financial statements of TECO Energy, Inc. as of Dec. 31, 1996 and 1995 and for each of the three years in the period ended Dec. 31, 1996, which report is included in TECO Energy's, Inc.'s 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                              /s/ Coopers & Lybrand L.L.P.
                              Coopers & Lybrand L.L.P.



Tampa, Florida
July 16, 1997


























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